UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 17, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, Mark Schwartz was appointed to the Board of Directors.  There have been no transactions between Mr. Schwartz and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Schwartz and any officer or director of the Company.

Following is a brief description of Mr. Schwartz’s business experience:

Mark Schwartz

Since June, 2010, Mr. Schwartz has served as the Chief Information Officer (CIO) of U.S. Citizenship and Immigration Services (USCIS), a component of the Department of Homeland Security, where he has been engaged in a large transformation effort, moving applications to the public cloud and introducing agile and lean development, continuous delivery, and DevOps. Prior to this position, Mr. Schwartz was the CIO of Intrax Cultural Exchange, where his innovative Family Room application drove dramatic market share, revenue, and profit growth.  Mr. Schwartz is the author of The Art of Business Value. He holds a B.S. degree in Computer Science from Yale University, an M.A. in Philosophy from Yale University, and an M.B.A. from Wharton.

SIGNATURES

Dated: November 18, 2016	DIGITALTOWN, INC By: /s/ Robert W. Monster_____________ Robert W. Monster, CEO